                               Dated as of ___1995






                               ASTOR-STAG LIMITED


                                       AND


                             CHARLES RICHARD SPALTON


                                       AND


                                MSC HOLDINGS INC.


                              ---------------------

                                SERVICE AGREEMENT

                              ---------------------


                                  ALLEN & OVERY
                                     London

--------------------------------------------------------------------------------

                                    CONTENTS

CLAUSE                                                             PAGE

1.    INTERPRETATION . . . . . . . . . . . . . . . . . . . . . . . . 1
2.    APPOINTMENT. . . . . . . . . . . . . . . . . . . . . . . . . . 2
3.    DUTIES OF EXECUTIVE. . . . . . . . . . . . . . . . . . . . . . 2
4.    REMUNERATION . . . . . . . . . . . . . . . . . . . . . . . . . 2
5.    TRAVELING EXPENSES . . . . . . . . . . . . . . . . . . . . . . 3
6.    CAR. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
7.    PENSIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 3
8.    MEDICAL AND SICKNESS . . . . . . . . . . . . . . . . . . . . . 3
9.    HOLIDAYS . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
10.   CONFIDENTIAL INFORMATION . . . . . . . . . . . . . . . . . . . 4
11.   INTELLECTUAL PROPERTY. . . . . . . . . . . . . . . . . . . . . 5
12.   CODES OF CONDUCT . . . . . . . . . . . . . . . . . . . . . . . 6
13.   TERMINATION OF APPOINTMENT . . . . . . . . . . . . . . . . . . 6
14.   CHANGE OF CONTROL. . . . . . . . . . . . . . . . . . . . . . . 8
15.   PROTECTIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . 8
16.   GENERAL. . . . . . . . . . . . . . . . . . . . . . . . . . . .10
17.   NOTICES. . . . . . . . . . . . . . . . . . . . . . . . . . . .10

THE SCHEDULE . . . . . . . . . . . . . . . . . . . . . . . . . . . .12

--------------------------------------------------------------------------------

THIS AGREEMENT is made as of July 1, 1995 BETWEEN:

(1) ASTOR-STAG LIMITED (Registered No. 146739) whose registered office is at Tavistock Road, West Drayton, Middlesex UB7 7RA (the "COMPANY");

(2) CHARLES RICHARD SPALTON of Longcroft House, Studley Green, Near High Wycombe,Bucks (the "EXECUTIVE"); and

(3) MSC Holdings INC. of c/o Aurora Capital Partners, 1800 Century Park East Suite 1000, L.A., CA 90067 (the "PARENT").

IT IS AGREED as follows:

l.   INTERPRETATION

(1)  In this agreement:

     "ASSOCIATED COMPANY" means:

     (a) a company which is not a Subsidiary of the Parent but whose issued equity share capital (as defined in section 744 of the Companies Act
          1985) is owned as to at least 20 per cent. by the Parent or one of its Subsidiaries; and

     (b)  a Subsidiary of a company within (a) above;

     "BOARD" means the board of directors of the Company;

     "GROUP" means the Parent and its subsidiaries and Associated Companies for the time being and "GROUP COMPANY" means any one of them;

     "RECOGNISED INVESTMENT EXCHANGE" has the same meaning as in section 207 of the Financial Services Act 1986;

     "SUBSIDIARY" means a subsidiary within the meaning of section 736 of the Companies Act 1985; and

     "WORKING DAY" means a day other than a Saturday, Sunday or bank or other public holiday in England.

(2) References in this agreement to a person include a body corporate and an unincorporated association of persons and references to a company include any body corporate.

(3) Any reference in this agreement to a statutory provision includes any statutory modification or re-enactment of it for the time being in force.

(4)  Subclauses (1) to (3) above apply unless the contrary intention appears.

(5)  The headings in this agreement do not affect its interpretation.

(6) Where appropriate, references to the Executive include his personal representatives.

--------------------------------------------------------------------------------

(7) The terms set out in the Schedule in accordance with the requirements of the employment Protection (Consolidation) Act 1978 form part of this agreement.

2.   APPOINTMENT

     The Company shall employ the Executive and the Executive shall serve the Company as the Managing Director of the Company, the President of Petrowax PA Inc. (a subsidiary of the Parent) and a Director of the Parent or in such other capacity consistent with his position as the Company may from time to time require, on the terms set out in this agreement (the "Appointment").

3.   DUTIES OF EXECUTIVE

(1) The Executive shall use his best endeavours to promote and protect the interests of the Group and shall not do anything which is harmful to those interests.

(2) The Executive shall diligently and faithfully perform such duties and exercise such powers as may from time to time be assigned to or vested in him in relation to the conduct and management of the affairs of the Group by the Board.

(3) The Executive shall give to the Board such information regarding the affairs of the Group as it shall require and shall comply with all proper instructions of the Board.

(4) The Executive shall (unless prevented by ill-health or accident or otherwise directed by the Board) devote such of his time during normal business hours to the duties of the Appointment and such additional time as is necessary for the proper fulfillment of those duties.

(5) The Executive shall not accept any appointment to any office in relation to any body, whether corporate or not, or directly or indirectly be interested in any manner in any other business which is or may be competitive with the business of a Group Company except:

     (a) as holder or beneficial owner (for investment purposes only) of any class of securities in a company if those securities are listed or dealt in on a Recognised Investment Exchange and if the Executive (together with his spouse, children, parents and parents' issue) neither holds nor is beneficially interested in more than five per cent. of the securities of that class; or

     (b) with the consent in writing of the Company which may be given subject to any terms or conditions which the Company requires.

(6) The Executive shall not resign as an officer of any Group Company, except at the request or direction of the Board.

(7) The duties of the Appointment shall be performed at the Company's premises in West Drayton but shall extend to travel in the United Kingdom and abroad when required by the Company.

4.   REMUNERATION

(1) The Company shall pay or shall procure that a Group Company shall pay to the Executive a salary at the rate of L125,000 per annum.

--------------------------------------------------------------------------------

(2) The Executive's salary shall be reviewed by the Board at least once in every year, the first review to be on or about 1st July, 1996. The Company shall not reduce the Executive's salary without his prior written consent.

(3) The Executive's salary shall accrue from day to day and be payable by equal instalments in arrear on the last day of every month and shall be inclusive of any fees receivable by the Executive as a director of any Group Company.

(4) In addition to the above salary the Executive shall be entitled to be paid an annual bonus of up to 75% of the above salary which shall be dependent on the performance of the companies for which he is responsible. The Executive and the Company by separate agreement will agree the basis on which such a bonus becomes payable at the commencement of each financial year of the Company.

5.   TRAVELLING EXPENSES

     The Company shall reimburse the Executive (on production of such evidence as it may reasonably require) the amount of all travelling and other expenses properly and reasonably incurred by him in the discharge of his duties.

6.   CAR

(1) The Company shall provide the Executive with a Jaguar Sovereign or similar car for his use in the performance of his duties and the Executive and his wife may use the car for their private purposes.

(2) The Company shall pay all normal servicing, insurance and running expenses in relation to the car and all fuel expenses incurred by the Executive.

(3) The Executive shall take good care of the car and shall observe the terms and conditions of the insurance policy relating to it.

(4) The Executive shall inform the Company immediately if he is disqualified from holding a driving license.

7.   PENSIONS

     The Company agrees to maintain for the benefit of the Executive a pension scheme which will provide for the Executive no less than the benefits to which the Executive is prospectively entitled under the scheme in which he participates as at the date of this agreement.

8.   MEDICAL AND SICKNESS

(1) The Executive shall be paid in full during any period of absence from work due to sickness or injury not exceeding 6 months in any period of 12 months subject to the provisions of clause 13 and to the production of satisfactory evidence from a registered medical practitioner in respect of any period of absence in excess of five consecutive Working Days. The Executive's salary during any period of absence due to sickness or injury shall be inclusive of any statutory sick pay to which he is entitled and the Company may deduct from his salary the amount of any social security benefits he may be entitled to receive.

--------------------------------------------------------------------------------

(3) If the Executive is incapable of performing his duties by reason of injury sustained wholly or partly as a result of negligence, nuisance or breach of any statutory duty on the part of a third party and the Executive recovers any amount by way of compensation for loss of earnings from that third party, he shall pay to the Company a sum equal to the amount recovered or, if less, the amount paid to him by the Company under subclause (2) above in respect of the relevant period of absence as a result of that injury.

(4) The Company shall provide permanent health insurance for the benefit of the Executive to a level that will provide the Executive (subject to the rules of the Scheme) with at least two thirds of his salary in the event of serious incapacity as defined by the terms of the relevant scheme. The permanent health insurance provided by the Company to the Executive shall offer in all respects benefits that are at least equivalent to those enjoyed by the Executive under the scheme in which he participates at the date of this Agreement.

9.   HOLIDAYS

(1) The Executive shall be entitled to 20 Working Days' holiday with pay (plus one additional day's holiday for each five years' completed service since October 1969) in every calendar year at times convenient to the Company.

(2) Any entitlement to holiday remaining at the end of any calendar year may be carried forward to the next calendar year but no further. The entitlement to holiday (and on termination of employment to holiday pay in lieu of holiday) accrues pro rata throughout each calendar year (disregarding fractions of days).

10.  CONFIDENTIAL INFORMATION

(1) The Executive shall not make use of or divulge to any person, and shall use his best endeavours to prevent the use, publication or disclosure of, any information of a confidential or secret nature:

     (a) concerning the business of the Company or any Group Company and which comes to his knowledge during the course of or in connection with his employment or his holding any office within the Group from any source within the Company or any Group Company: or

     (b) concerning the business of any person having dealings with the Company or any Group Company and which is obtained from any person outside the Company or any Group Company who has required the Company or any Group Company to keep any such information confidential.

(2)  This clause shall not apply to information which is:

     (a) used or disclosed in the proper performance of the Executive's duties or with the prior written consent of the Company; or

     (b) ordered to be disclosed by a court of competent jurisdiction or otherwise required to be disclosed by law.

--------------------------------------------------------------------------------

(3) This clause shall continue to apply after the termination of the Appointment (whether terminated lawfully or not) without limit of time.

(4) Each of the restrictions in each paragraph or subclause above shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those restrictions is void but would be valid if some part of the restriction were deleted, the restriction in question shall apply with such modification as may be necessary to make it valid.

11.  INTELLECTUAL PROPERTY

(1) In this clause "INTELLECTUAL PROPERTY RIGHT" means a formula, process, invention, improvement, utility model, trade mark, service mark, business name, copyright, design right, patent, know-how, trade secret and any other intellectual property right of any nature whatsoever throughout the world (whether registered or unregistered and including all applications and rights to apply for the same) which:

     (a) relates to or is useful in connection with the business or any product or service of a Group Company; and

     (b) is invented, developed, created or acquired by the Executive (whether alone or jointly with any other person) during the period of the Appointment

(2) Subject to the provisions of the Patents Act 1977, the entire interest of the Executive in any Intellectual Property Right shall, as between the Executive and the Company, become the property of the Company as absolute beneficial owner without any payment to the Executive for it.

(3) The Executive shall promptly communicate in confidence to the Company full particulars of any Intellectual Property Right (whether or not it is vested in the Company pursuant to subclause (2) above or otherwise) and the Executive shall not use, disclose to any person or exploit any Intellectual Property Right belonging to the Company without the prior written consent of the Company.

(4) With respect to any Intellectual Property Right which is not vested in the Company pursuant to subclause (2) above or otherwise, the Executive shall negotiate in good faith with the Company with a view to the Company acquiring all the Executive's right, title and interest in that Intellectual Property Right and, unless the Company has declined in writing to negotiate or acquire such Intellectual Property Right, the Executive shall not jeopardise the grant of any registration in respect of that Intellectual Property Right by any public or non-confidential disclosure for a period of three months from the date on which full particulars of it are communicated to the Company.

(5) The Executive shall, at the request and expense of the Company, prepare and execute such instruments and do such other acts and things as may be necessary or desirable to enable the Company or its nominee to obtain protection of any Intellectual Property Right vested in the Company in such parts of the world as may be specified by the Company or its nominee and to enable the Company to exploit any Intellectual Property Right vested in the Company to best advantage.

--------------------------------------------------------------------------------

(6) The Executive hereby irrevocably appoints the Company to be his attorney in his name and on his behalf to sign, execute or do any instrument or thing and generally to use his name for the purpose of giving to the Company or its nominee the full benefit of the provisions of this clause and in favour of any third party a certificate in writing signed by any director or the secretary of the Company that any instrument or act falls within the authority conferred by this clause shall be conclusive evidence that such is the case.

(7) The Executive hereby waives all of his moral rights (as defined in the Copyright Designs and Patents Act 1988) in respect of any act of the Company and any act of a third party done with the Company's authority in relation to any Intellectual Property Right which is or becomes the property of the Company.

12.  CODES OF CONDUCT

     The Executive shall comply with all codes of conduct from time to time adopted by the Board.

13.  TERMINATION OF APPOINTMENT

     (1) The Appointment shall be deemed to commence on 1st July, 1995. The Company may terminate the Appointment by giving to the Executive at least 24 months' notice in writing and the Executive may terminate the Appointment by giving to the Company at least six months' notice in writing, such notice, whether given by the Company or the Executive expiring at any time on or after 30th June, 1998.

     (2)  If the Executive:

          (a) becomes of unsound mind or is, or may be, suffering from mental disorder and either:

               (i) he is admitted to hospital for treatment under the Mental Health Act 1983; or

               (ii) an order is made by any competent court for his detention or for the appointment of a receiver, CURATOR BONIS or other person to exercise powers with respect to his property or affairs; or

          (b) is unable properly to perform his duties by reason of ill-health, accident or otherwise for a period or periods aggregating at least 6 months in any period of 12 consecutive months; or

          (c) commits any serious breach or after warning in writing repeats or continues any material breach of his obligations under this agreement (including any consent granted under it); or

          (d) is guilty of serious misconduct or any other conduct which affects or is likely to affect prejudicially the interests of the Company or the Group or is convicted of an arrestable offence (other than a road traffic offence for which a non-custodial penalty is imposed); or

          (e) becomes bankrupt or makes any arrangement or composition with his creditors; or

--------------------------------------------------------------------------------

          (f) is disqualified from being a director of any company by reason of an order made by any competent court; or

          (g) is guilty of any material breach or non-observance of any code of conduct referred to in clause 12,

          the Company may (whether or not any notice of termination has been given under subclause (1) above) by written notice to the Executive terminate the Appointment with immediate effect but a notice under paragraph (b) above may be given by the Company to the Executive only within 90 days after the end of any period or periods of disability referred to in that paragraph.

          Provided always as regards paragraphs (a) and (b) above that if and so long as the Executive shall be entitled (subject to his remaining in employment with the Company) to receive benefits under the permanent health insurance scheme referred to in Clause 8(4) hereof by virtue of the unsoundness of mind, illness or injury which shall have given rise to the termination of the employment of the Executive hereunder, the Company shall after such termination offer to re-engage the Executive in such capacity and on such terms and conditions as the Company sees fit for the purpose of allowing the Executive either immediately or at a future date to become a claimant under the terms and conditions of the relevant permanent health insurance scheme (or any replacement scheme) from time to time in force and to receive benefits under the said policy at the same level as he would have been entitled to receive had his employment not been terminated.

          The Company shall be entitled to set-of and/or deduct from any sums paid to the Executive during any absence due to ill health or incapacity the amount of any permanent health insurance and/or statutory sick pay and/or sickness related benefit to which the Executive is entitled under the rules of the relevant health insurance scheme or Social Security legislation as appropriate, or for the time being in force.

     (3) During any period of notice of termination of the Appointment (whether or not such notice has been given by the Company or the Executive) the Company may require the Executive to take any holiday to which the Executive is entitled under clause 9 at such time or times as the Company may decide.

     (4) The Company may during any period after notice of termination of the Appointment has been given by the Company or the Executive suspend any of the Executive's powers or duties for a period not exceeding six months where the Executive leaves the Company's employment in circumstances where it is reasonable for the Company to believe that he shall be interested or concerned in a business, company or firm carrying on, or about to commence, a business which is, or is likely to be, competitive with any part of the business of any Group Company with which the Executive was engaged or concerned in the previous 12 months before the suspension started. In addition or alternatively, the Company may during the whole or any part of such period require the Executive to perform duties (including any modified duties arising from an exercise by the Company of its rights under clause 3(2) at such locations as the Company may require consistent with clause 3(7)). Throughout any such period of suspension the Executive's salary and other benefits to which he is entitled under this agreement shall continue to be paid or provided by the Company. At any time during such period the Executive shall, at the request of the Board, immediately resign, without claim for compensation from once as a director of the Company the Parent and any Group Company and from any other office held by him in the Company or any Group Company.

--------------------------------------------------------------------------------

     (5) On the termination of the Appointment in any way (whether lawfully or otherwise) the Executive shall immediately:

          (a) resign all offices held by him in any Group Company (without prejudice to the rights of any party arising out of this agreement or the termination of the Appointment);

          (b) return the car and its keys to the Company at such place as it shall nominate for the purpose; and

          (c) deliver to the Company Secretary all property in his possession, custody or under his control belonging to any Group Company including (but not limited to) business cards, credit and charge cards, security and computer passes, original and copy documents or other media on which information is held in his possession relating to the business or affairs of any Group Company.

     (6) If the Executive does not resign any office held by him in any Group Company when required to do so under this agreement the Company is irrevocably authorised to appoint some person in his name and on his behalf to do all such things and execute all such documents as may be necessary for or incidental to giving effect to his resignation of that office.

     (7) With effect from the date of termination of the Appointment, all the rights and obligations of the parties under this agreement shall cease except for those which are expressed to continue after that date and except in relation to any breach of any provision of this agreement before that date. Termination of the Appointment shall not prejudice any other rights of the Company.

14.  CHANGE OF CONTROL

     If the person or persons having the right to control, directly or indirectly, a majority of the votes which may ordinarily be cast at general meetings of the Company or the right to control the composition of the Board, cease to have those rights, the Executive may by three months' written notice to the Company terminate the Appointment and in such a case the Executive shall be entitled to be compensated for the loss of 12 months' salary and benefits at the level applicable at the time when notice is given.

15.  PROTECTIVE COVENANTS

(1)  In this clause:

     (a)  "TERMINATION DATE" means the date on which the Appointment terminates;

     (b)  "PERSON" includes any company, firm, organization or other entity; and

     (c) references to a Group Company include its successors in business where the succession occurs after the Termination Date.

(2) The Executive covenants with the Company (for itself and as trustee for each Group Company) that he shall not for a period of 24 months after the Termination Date be concerned in any business which is carried on in the United Kingdom, Western Europe, the United States of America or any other country in which the company or any Group Company has conducted

--------------------------------------------------------------------------------

     business in the 12 months prior to the Termination Date and which is competitive or likely to be competitive with any business carried on at the Termination Date by the Company or a Group Company and with which the Executive was actively involved during the course of his employment during the 12 months ending on the Termination Date. For this purpose, the Executive is concerned in a business if:

     (i)    he carries it on as principal or agent; or

     (ii) he is a partner, director, employee, secondee, consultant or agent in, of or to any person who carries on the business; or

     (iii) he has any direct or indirect financial interest (as shareholder or otherwise) in any person who carries on the business; or

     (iv) he is a partner, director, employee, secondee, consultant or agent in, of or to any person who has a direct or indirect financial interest (as shareholder or otherwise) in any person who carries on the business;

     disregarding any financial interest of a person in securities which are listed or dealt in on any Recognised Investment Exchange if that person, the Executive and any person connected with him (within the meaning of section 839 of the Income and Corporation Taxes Act 1988) are interested in securities which amount to less than five per cent. of the issued securities of that class and which, in all circumstances, carry less than five per cent. of the voting rights (if any) attaching to the issued securities of that class.

(3) The Executive covenants with the Company (for itself and as trustee for each Group Company) that he shall not directly or indirectly on his own account or on behalf of or in conjunction with any person for a period of 24 months after the Termination Date (except on behalf of the Company or a Group Company) canvass or solicit business or custom for goods of similar type to those being manufactured or dealt in or services similar to those being provided by the Company or a Group Company at the Termination Date, and with which the Executive was actively involved in the course of his employment during the 12 months ending on the Termination Date, from any person who has been at any time during the 12 months ending on the Termination Date a customer of the Company or a Group Company and with whom the Executive was actively involved in the course of his employment during the 12 months ending on the Termination Date.

(4) The Executive covenants with the Company (for itself and as trustee for each Group Company) that he shall not directly or indirectly on his own account or on behalf of or in conjunction with any person for a period of 24 months after the Termination Date induce or attempt to induce any supplier of the Company or a Group Company, with whom the Executive was actively involved in the course of his employment during the 12 months ending on the Termination Date, to cease to supply, or to restrict or vary the terms of supply to, the Company or the Group Company or otherwise interfere with the relationship between such a supplier and the Company or the Group Company.

(5) The Executive covenants with the Company (for itself and as trustee for each Group Company) that he will not directly or indirectly on his own account or on behalf of or in conjunction with any person for a period of 24 months after the Termination Date induce or attempt to induce any employee of the Company or Group Company who is engaged in an business or activity

--------------------------------------------------------------------------------

     carried on by the Company or Group Company at the Termination Date, and with whom the Executive during the 12 months ending on the Termination Date had material dealings in the course of his employment, to leave the employment of the Company or Group Company (whether or not this would be a breach of contract by the employee).

(6) Each of the restrictions in each paragraph or subclause above shall be enforceable independently of each of the others and its validity shall not be affected if any of the others is invalid. If any of those restrictions is void but would be valid if some part of the restriction were deleted, the restriction in question shall apply with such modification as may be necessary to make it valid.

(7) The Executive acknowledges that the provisions of this clause are no more extensive than is reasonable to protect the Company and the Group.

16.  GENERAL

(1) Save in respect of certain business related benefits enjoyed by the Executive as a consequence of his employment at the date of this agreement, details of which have been provided to the Company, as from the effective date of the Appointment all other agreements or arrangements between the Executive and any Group Company relating to the employment of the Executive shall cease to have effect.

(2) The Parent executes this agreement for the purpose of confirming the appointment of the Executive as a director of the Parent and in addition, the Parent irrevocably and unconditionally guarantees to the Executive the performance of the obligations of the Company under this agreement.

(3) This agreement shall be governed by and construed in accordance with English law.

17.  NOTICES

(1) Any notice or other document to be served under this agreement may, in the case of the Company, be delivered or sent by first class post or telex or facsimile process to the Company at its registered office for the time being and, in the case of the Executive, may be delivered to him or sent by first class post to his usual or last known place of residence.

(2)  Any such notice or other document shall be deemed to have been served:

     (a)   if delivered, at the time of delivery;

     (b) if posted, at 10.00 a.m. on the second Working Day after it was put into the post; or

     (c) if sent by telex or facsimile process, at the expiration of two hours after the time of despatch, if despatched before 3.00 p.m. on any Working Day, and in any other case at 10.00 a.m. on the Working Day following the date of dispatch.

(3) In proving such service it shall be sufficient to prove that delivery was made or that the envelope containing such notice or other document was properly addressed and posted as a pre-paid first class letter or that the telex or facsimile message was properly addressed and dispatched as the case may be.

--------------------------------------------------------------------------------

AS WITNESS the hands of the Executive and the duly authorised representatives of the Company and the Parent on the date which appears first on page l.

--------------------------------------------------------------------------------

                                  THE SCHEDULE

The following constitutes the statement of the particulars of the Executive's employment issued pursuant to the Employment Protection (Consolidation) Act 1978. The particulars are those which apply on the date of this agreement:

     NAME OF EMPLOYER - the Company as defined on page 1 above.

     NAME OF EMPLOYEE - the Executive as defined on page 1 above.

     DATE OF COMMENCEMENT OF EMPLOYMENT - see clause 13(1).

     DATE OF COMMENCEMENT OF CONTINUOUS PERIOD OF EMPLOYMENT (if different from above) - the Executive's previous employment with the Company shall be treated as part of his continuous period of employment. Accordingly the Executive's continuous period of employment commenced in October 1969.

     SCALE OR RATE OF REMUNERATION OR METHOD OF CALCULATING REMUNERATION - see clause 4.

     INTERVALS AT WHICH REMUNERATION IS PAID - monthly - see clause 4.

     HOURS OF WORK - there are no fixed hours of work - see clause 3(4).

     HOLIDAYS (INCLUDING PUBLIC HOLIDAYS) AND HOLIDAY PAY - see clause 9.

     SICKNESS OR INJURY AND SICK PAY - see clause 8.

     PENSION - SEE CLAUSE 7. A contracting out certificate within the meaning of
     Part III of the Pension Schemes Act 1993 is in force.

     NOTICE - see clause 13(1).

     JOB TITLE - Managing Director of the Company and President of Petrowax PA Inc.

     PLACE OF WORK - see clause 3(7).

     COLLECTIVE AGREEMENTS - the Company is not a party to any collective agreement which affects the Executive's employment.

     WORKING OVERSEAS - the Executive may be required to work overseas for periods exceeding one month but there are currently no particulars to be entered in this regard.

     DISCIPLINE AND GRIEVANCE PROCEDURE - there are no specific disciplinary rules applicable to the Executive's employment. If the Executive is dissatisfied with any disciplinary decision or seeks to redress any grievance relating to his employment, he should apply in writing to the Board and the Board shall endeavour to propose a solution within 14 days.

--------------------------------------------------------------------------------

SIGNED by                          )    /s/ P. Bowes
on behalf of ASTOR-STAG LIMITED    )    /s/ P.E. Woolford
in the presence of:                )    P.E. Woolford - 51 Telford Way
                                                        Yeading
                                                        Middx. UB4 9



SIGNED by CHARLES RICHARD          )    /s/ C.R. Spalton
SPALTON                            )    /s/ P.E. Woolford
in the presence of:                )    P.E. Woolford - 51 Telford Way
                                                        Yeading
                                                        Middx. UB4 9th



SIGNED by                          )    /s/ Richard K. Roeder
on behalf of MSC HOLDINGS INC.     )    /s/ Richard R. Crowell
in the presence of:                )